Exhibit 99.1

Contacts:

Ami Knoefler	Jim Goff
Corporate and Investor Relations	Investor Relations
(510) 284-8851	(510) 574-1421
ami.knoefler@pdl.com	james.goff@pdl.com

PDL BIOPHARMA ANNOUNCES MID-2007 MOVE OF CORPORATE HEADQUARTERS IN SAN

FRANCISCO BAY AREA

Fremont, Calif., July 6, 2006 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) announced today that it plans to move its corporate headquarters from Fremont to Redwood City, Calif. during the third quarter of 2007. In connection with the planned move, PDL has signed long-term leases for two existing buildings that total approximately 450,000 square feet.

The new headquarters will be located in the Pacific Shores Center in Redwood City, approximately eight miles from PDL BioPharma’s current headquarters. The facility includes an existing office building and a building shell, which together will house the company’s research, clinical development and administrative operations.

“PDL is essentially out of space in our current location, and the leases we currently hold for the majority of our space in Fremont expire in the near future. This new site should accommodate our staffing and operational growth necessary to achieve our Vision 2010 aims, notably to launch new products, build our pipeline and optimize sales of our marketed products in North America,” said Mark McDade, Chief Executive Officer, PDL. “Over the past two years, we have carefully evaluated numerous opportunities, including expansion at our current location, and we believe the new location enables us to pursue our objectives in the most cost-efficient manner. The new site is also a unique environment that will bring all of our California-based employees closer together in a setting that facilitates teamwork and communication.”

PDL does not expect the move to have any impact on its financial guidance for 2006. In connection with the planned move, the company intends to sell the two buildings that it currently owns at its Fremont headquarters. PDL will provide an update on its plans related to the new headquarters, including anticipated capital expenditures, during its second quarter earnings conference call.

PDL BioPharma currently has more than 1,000 employees, with approximately half based at its current headquarters in Fremont.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. The company currently markets and sells a portfolio of leading products in the acute-care hospital setting in the United States and Canada and generates royalties through licensing agreements with top-tier biotechnology and pharmaceutical companies based on its pioneering antibody humanization technology. Currently, PDL’s diverse late-stage product pipeline includes six investigational compounds in Phase 2 or Phase 3 clinical development for hepatorenal syndrome, inflammation and autoimmune diseases, cardiovascular disorders and cancer. For more information, please see PDL’s website at www.pdl.com.

Forward-looking Statements

The information in this press release should be considered accurate only as of the date of the release. This press release contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. The forward-looking statements include PDL’s expectations regarding financial results as well as other statements regarding PDL’s expectations. Factors that may cause differences between current expectations and actual results include, but are not limited to, delays in the execution of plans to improve leased space at PDL’s new headquarters, unexpected expenses associated with those plans and changes in the timing of the incurrence or recognition of those expenses.

Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.